Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Asterisks denote omissions.	Exhibit 10.9

AMENDMENT NO. 3 TO

AGREEMENT

AMENDMENT, effective as of December 28, 2011 (this “Amendment”) to the Agreement, dated as of October 17, 2003, between IDEXX Europe B.V. (“IDEXX”) and Ortho-Clinical Diagnostics, Inc. (“OCD”).

WHEREAS, OCD and IDEXX have entered into that certain Agreement dated as of October 17, 2003, as amended by Amendment No. 1 thereto effective January 1, 2005 and by Amendment No. 2 thereto effective January 18, 2008 (as so amended, the “Agreement”), regarding supply by OCD of dry slides for IDEXX veterinary chemistry analyzers;

WHEREAS, the parties wish to resolve a dispute under the Agreement as more fully described herein; and

WHEREAS, IDEXX and OCD wish to amend certain terms of the Agreement and the US Agreement to reflect the foregoing resolution;

NOW, THEREFORE, the parties agree as follows:

1.	DEFINITIONS

In this Amendment, terms capitalized but not defined herein shall have the meanings set forth in the Agreement. The following expressions shall have the meanings set forth opposite them:

“Dispute”	The dispute between IDEXX and OCD regarding the number of Existing Special [**] Slides that are counted toward Dry Slide volume.

“Difference”	The dollar amount arrived at by [**].

2.	SETTLEMENT

The parties acknowledge and agree that the covenants and agreements set forth herein represent a compromise and resolution of the Dispute. In consideration of entering into this Amendment and the corresponding amendment of the US Agreement, each party hereby waives and releases any claims such party has, had or may in the future have against any other party regarding the Dispute.

3.	PAYMENTS

3.01	IDEXX and IDEXX US collectively shall make the payment described in Section 3.01 of the corresponding amendment of the US Agreement.
3.02	(a) For calendar years 2011 and 2012, OCD will price the Dry Slides in accordance with Section 7.02 of the Agreement, interpreting such Section 7.02 such that [**].

(b) No later than January 31, 2012, representatives from the respective finance departments of IDEXX and OCD will meet to discuss and come to agreement on the Difference.

(c) IDEXX and IDEXX US collectively shall make the payments described in Section 3.02(c) of the corresponding amendment of the US Agreement.

4.	AMENDMENTS

The parties hereto agree that the Agreement shall be amended as follows:

4.01	Effective January 1, 2013 Section 7.02(a) is hereby replaced in its entirety with the following:

7.02(a) The prices for Dry Slides shall be in accordance with Schedule 5. At a given volume of aggregate slide purchases by IDEXX and IDEXX US in a given calendar year, the corresponding pricing in Schedule 5 applies to the total aggregate volume of slides purchased in such calendar year by IDEXX and IDEXX US. Effective January 1, 2013, no [**] will apply. In the event of an automatic extension of the Term pursuant to Section 18.02, pricing for calendar years after 2028 shall be increased yearly by [**]% over the prior year.”

4.02	Effective January 1, 2013, all text in Section 7.02(b) preceding the paragraph that begins with the phrase “Notwithstanding the foregoing” is hereby deleted.

4.03	Effective January 1, 2013, the paragraph beginning with the phrase “Notwithstanding the foregoing” in Section 7.02(b) of the Agreement is hereby amended to read in its entirety as follows:
“The price per slide for any New Chemistry Slide that is priced on Schedule 6 shall never be lower than the greater of (a) the minimum price as determined in accordance with Section 5.06 and identified on Schedule 6 as amended from time to time and (b) the price that would otherwise apply pursuant to Schedule 5.”
4.04	Effective January 1, 2013, in Section 7.02(b), each instance of the words “weighted average price” are hereby changed to “price”.
4.05	Effective January 1, 2013, the definition “First Estimated Blended Price” is hereby changed to “First Estimated Price”.
4.06	Effective January 1, 2013, the definition “Second Estimated Blended Price” is hereby changed to “Second Estimated Price”.
4.07	Effective January 1, 2013, the definition “Final Blended Price” is hereby changed to “Final Price”.
4.08	Effective January 1, 2013, Section 7.02(c) is hereby deleted.

4.09	Effective January 1, 2013, Section 7.02(d) of the Agreement is hereby amended to read in its entirety as follows:

“(d) With respect to slides ordered for delivery on or after January 1, 2013, if OCD’s aggregate cost of all [**] (as defined below) for the most recently completed calendar year has increased on a per VETTEST slide basis as compared with aggregate cost of all [**] for the calendar year preceding the most recently completed calendar year, by an amount that exceeds the [**]% annual increase incorporated into Schedule 5, then OCD shall be permitted to increase the price of each slide sold to IDEXX by the amount of such excess. “[**]” means [**] that are [**]. No later than January 31 of each calendar year during the Term (beginning in 2013), OCD shall provide to IDEXX a summary of all charges for [**] for the previous calendar year and recurring charges that carry forward. IDEXX shall have the option to pay such charges in quarterly installments during the then-current calendar year or as a lump-sum payment no later than March 31 of each then-current calendar year.”

4.10	Effective January 1, 2013, Section 7.02(e) of the Agreement is hereby amended to read in its entirety as follows:

“(e) With respect to slides ordered for delivery on or after January 1, 2013, if IDEXX’s share of Special Event Costs (as defined below) for the most recently completed calendar year has increased on a per VETTEST slide basis as compared with IDEXX’s share of Special Event Costs for the calendar year preceding the most recently completed calendar year, by an amount that exceeds [**] above the [**]% annual increase incorporated into Schedule 5, then OCD shall be permitted to increase the price of each slide sold to IDEXX by the amount of such excess. “Special Event Costs” means the aggregate net amount of (i) [**] with respect to [**] on which [**], (ii) [**] in the [**], and (iii) [**] as a result of [**]. “IDEXX’s share” of any of the foregoing shall mean the [**] that is attributable to the [**]. No later than January 31 of each calendar year during the Term (beginning in 2013), OCD shall provide to IDEXX a summary of all Special Events Costs for the previous calendar year. IDEXX shall have the option to pay such Special Events Costs in quarterly installments during the then-current calendar year or as a lump-sum payment no later than March 31 of each then-current calendar year.”

4.11	Section 18.01 of the Agreement is hereby amended by changing the year “2018” to the year “2028”.
4.12	A new Section 18.02 is hereby added to read in its entirety as follows:
“18.02	This Agreement may be terminated by either party upon [**] written notice to the other party; provided, however, that no such termination shall be effective prior to December 31, 2028. If neither party provides such written notice, the then-current term of this Agreement shall automatically be extended for an additional three (3) years, and no termination under this Section 18.02 shall be effective prior to the end of such additional term. Within 60 days of either party providing such notice, the senior leaders of each of the parties shall meet to discuss the relationship of the parties.”
4.13	Effective January 1, 2013, Schedule 5 is hereby replaced in its entirety by Schedule 5 attached hereto.

4.14	Effective January 1, 2013, Schedule 9 is hereby deleted.

5.	All remaining terms and conditions of the Agreement remain in full force and effect.

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IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have caused this Agreement to be duly executed in duplicate by their respective authorized representatives the day and year first written above.

ORTHO-CLINICAL DIAGNOSTICS, INC.		IDEXX EUROPE B.V.

By:	/s/ Eric Compton	By:	/s/ Conan Deady
	Eric Compton		Name: Conan Deady
	General Manager, WW Sales & Service		Director

Date:	January 25, 2012	Date:	January 25, 2012

The foregoing Amendment is hereby consented to and acknowledged by:

IDEXX LABORATORIES, INC.,
solely as guarantor pursuant to
Section 30 of the Agreement

IDEXX LABORATORIES, INC.

		By:	/s/ Michael Williams
Michael Williams
Corporate Vice President

		Date:	January 25, 2012

Schedule 5

Note: Price is for all slides up to the levels indicated below. New levels are triggered as the volume reaches the noted level. For clarity see example below.

		Example #1		Example #2		Example #3
Year of Purchase		[**]		[**]		[**]
Slide volume (a)		[**]		[**]		[**]
Price (b)		[**]		[**]		[**]
Total Purchase (a*b)		[**]		[**]		[**]

Slides (in MM)	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions. A total of 15 were omitted.